Exhibit 5

December 19, 2008
Board of Directors
Piedmont Natural Gas Company, Inc.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210
Moore & Van Allen PLLC
Attorneys at Law
Suite 4700
100 North Tryon Street
Charlotte, NC 28202-4003
T 704 331 1000
F 704 331 1159
www.mvalaw.com

Re:      Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as counsel for Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”), in connection with the registration on a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of the offer and sale thereunder of up to 10,000 shares of common stock of the Company (the “Shares”) to be issued under the Piedmont Natural Gas Company, Inc. 401(k) Plan (the “Plan”).
In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purpose of the opinion set forth herein, including, without limitation (i) the Plan, (ii) the Company’s articles of incorporation and bylaws, as amended to date, (iii) all actions of the Company’s board of directors recorded in the Company’s minute book with respect to the Plan and the registration of the Shares and (iv) a specimen of the form of certificate evidencing the Shares. We have also assumed that all dividends paid with respect to the Shares prior to any sale have been or will be declared and paid in accordance with applicable law.
Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.
Very truly yours,
MOORE & VAN ALLEN PLLC
/s/ Moore & Van Allen PLLC
Research Triangle, NC
Charleston, SC